UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-60846616

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On January 18, 2018, ChinaNet Online Holdings, Inc. (the “Company”) issued a press release announcing that it consummated a registered direct offering of 2,150,001 shares of common stock of the Company to three institutional investors at a purchase price of $5.15 per share. As part of the transaction, the Company also issued to the investors warrants for the purchase of up to 645,000 shares of common stock of the Company at an exercise price of $6.60 per share, which warrants have a term of 30 months from the date of issuance. The closing took place on January 17, 2018 and the Company received gross proceeds of approximately $11.1 million.

The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The opinion of Loeb & Loeb LLP, the Company’s counsel, regarding the legality of the shares of common stock and warrants that will be issued in the offering is also filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

No.	Description
5.1	Opinion of Loeb & Loeb LLP
99.1	ChinaNet Online Holdings, Inc. Press Release, dated January 18, 2018
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2018	ChinaNet Online Holdings, Inc.

	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer and President